Exhibit 99.46

MBNA MASTER CREDIT CARD TRUST II

SERIES 1999-M

KEY PERFORMANCE FACTORS
December 31, 1999



Expected B Maturity 11/15/2004


Blended Coupon 6.6788%


Excess Protection Level
3 Month Average   2.02%
December, 1999   2.02%
November, 1999  N/A
October, 1999  N/A


Cash Yield19.17%


Investor Charge Offs 5.04%


Base Rate12.11%


Over 30 Day Delinquency 4.63%


Seller's Interest11.35%


Total Payment Rate14.35%


Total Principal Balance$49,947,826,881.37


 Investor Participation Amount$500,000,000.00


Seller Participation Amount$5,671,007,362.88

For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 10.11% (30/360) was used. The Base Rate was calculated using a 30 day monthly period, 12/1/99-12/31/99.